Exhibit 31.1.1
CERTIFICATIONS
I, Jung Sang Kim, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Exicure, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ Jung Sang Kim
Jung Sang Kim
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)